Exhibit 99.1

CALIBER ANNOUNCES FOURTH QUARTER AND FULL YEAR 2024
EARNINGS RELEASE AND CONFERENCE CALL

SCOTTSDALE, Ariz., March 18, 2025 – Caliber (the “Company” or “CaliberCos Inc.”) (NASDAQ: CWD), a real estate investor, developer, and manager, today announced that it will release its fourth quarter and full year 2024 financial results after the close of the market on Monday, March 31, 2025. Management invites all interested parties to its webcast/conference call the same day at 5:00 pm ET to discuss the results.

Investors and interested parties can access the live earnings call by dialing 1-800-717-1738 (domestic) or 1-646-307-1865 (international).

To listen to the call online, investors can visit the investor relations page of Caliber’s website at https://ir.caliberco.com/. The webcast replay of the conference call will be available on Caliber’s website shortly after the call concludes.

Additional details:
The news release and presentation materials will also be available on the Investor Relations site under "Financial Results." A replay of the call will be available for 14 days by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) with conference ID 1155859.

About Caliber (CaliberCos Inc.) (NASDAQ: CWD)
With more than $2.9 billion of managed assets, including estimated costs to complete assets under development, Caliber’s 15-year track record of managing and developing real estate is built on a singular goal: make money in all market conditions. Our growth is fueled by our performance and our competitive advantage: we invest in projects, strategies, and geographies that global real estate institutions do not. Integral to our competitive advantage is our in-house shared services group, which offers Caliber greater control over our real estate and visibility to future investment opportunities. There are multiple ways to participate in Caliber’s success: invest in Nasdaq-listed CaliberCos Inc. and/or invest directly in our Private Funds.

Forward-Looking Statements
This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:
Caliber:
Victoria Rotondo +1 480-295-7600
Victoria.rotondo@caliberco.com

Investor Relations:
Lisa Fortuna, Financial Profiles
+1 310-622-8251
ir@caliberco.com

Media Relations:
Kelly McAndrew, Financial Profiles
+1 310-622-8239
KMcAndrew@finprofiles.com